                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section240.14a-12

                        CONSUMER PORTFOLIO SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------

     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------

     (3) Filing Party:
         -----------------------------------------------------------------------

     (4) Date Filed:
         -----------------------------------------------------------------------

                        CONSUMER PORTFOLIO SERVICES, INC.
                            Irvine, California 92618

                                                                   April 7, 2004

Dear Shareholder:

We will hold our Annual Meeting of Shareholders on April 26, 2004. Below is a supplement to the March 31, 2004 Proxy Statement that we previously sent you concerning the Annual Meeting. Please note that this supplement should be read in conjunction with the Proxy Statement and the Notice of Annual Meeting of Shareholders that we distributed with the Proxy Statement. If you would like another copy of the Proxy Statement, you may obtain a copy free of charge by calling us at 949-450-3079.

You may vote or change your vote as described on page 1 of the Proxy Statement. If you wish to change your vote and you are a shareholder of record, please call the Company's transfer agent, American Stock Transfer & Trust Company, at 800-937-5449, to obtain a replacement proxy card. If you wish to change your vote and your shares are held through a broker or bank, please contact your broker or bank directly. If you intend to request and submit a new proxy card, please do so as soon as possible to ensure that your vote is received in time to be counted at the Annual Meeting.

                                               Sincerely,

                                               CONSUMER PORTFOLIO SERVICES, INC.

                                               Mark Creatura,
                                               Secretary

               SUPPLEMENT TO PROXY STATEMENT DATED MARCH 31, 2004

This corporation's proxy statement dated March 31, 2004 described on page 18 a proposed transaction. That transaction took place on April 2, and a corrected description is provided below. The below information supersedes and replaces the paragraph captioned "SeaWest Financial Corp." in the Proxy Statement.

SEAWEST FINANCIAL CORP. The Company on April 2, 2004 purchased from SeaWest Financial Corp. ("SWF"), a competitor of the Company, certain assets of SWF and its subsidiaries. The transaction included the purchase of a portfolio of automobile retail installment sale contracts and the assignment of servicing rights over a separate portfolio of automobile retail installment contracts to the Company. The aggregate purchase price for the transaction was approximately $63.2 million. The automobile retail installment sale contracts were acquired by SWF from various automobile dealers in the ordinary course of its business on an arm's length basis under its contract originations programs. Levine Leichtman Capital Partners, L.P., an affiliate of LLCP, is owed approximately $25 million by SWF. LLCP owns approximately 22.0% of the outstanding shares of the Company, and is the Company's secured creditor in the amount of approximately $34.8 million. The prices at which the Company acquired portfolios and servicing rights from SWF were determined by negotiation.